UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2021

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

001-11693

(Commission File Number)

6601 Bermuda Road, Las Vegas, Nevada 89119

(Address of principal executive offices) (Zip Code)

(702) 897-7150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	The NASDAQ Stock Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On July 28, 2021, Scientific Games Corporation (the “Company”) entered into Amendment No. 8 to that certain Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, Amendment No. 2, dated as of February 14, 2017, Amendment No. 3, dated as of August 14, 2017, Amendment No. 4, dated as of February 14, 2018, Amendment No. 5, dated as of November 20, 2019, Amendment No. 6, dated as of May 8, 2020, and Amendment No. 7, dated October 8, 2020, the “Credit Agreement”), by and among the Company, Scientific Games International, Inc., a wholly-owned subsidiary of the Company, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender (such amendment, “Amendment No. 8”).

The requisite lenders under the Company’s revolving credit facility have previously amended, among other things, the consolidated net first lien leverage ratio covenant in the Credit Agreement to implement a financial covenant relief period and impose additional restrictions on investments (the “Covenant Relief Period”). Amendment No. 8 carves out the potential disposition of the Company’s and its subsidiaries’ Sports Betting business (the “Disposition Transactions”) and related transactions from the restrictions on investments during the Covenant Relief Period. It also increases investment capacity in certain circumstances during the Covenant Relief Period following the Disposition Transactions.

Pursuant to Amendment No. 8, the requisite lenders under the Credit Agreement have also agreed to, among other things, (a) extend the time period for conversion of securities into cash for purposes of satisfying the 75% minimum cash proceeds requirement from 180 to 365 days for proceeds received from the Disposition Transactions, (b) amend the basket for non-cash consideration received in connection with a permitted disposition, (c) permit any capital stock received as consideration in the Disposition Transactions and (d) require that at least 25% of the net cash proceeds received from the Disposition Transactions will be used to prepay outstanding term loans within ten business days of the Disposition Transactions.

The foregoing description of the Credit Agreement, as amended by Amendment No. 8, does not purport to be complete and is qualified in its entirety by the full text of Amendment No. 8, a copy of which is attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. 8, dated as of July 28, 2021, among Scientific Games International, Inc., as the borrower, Scientific Games Corporation, as a guarantor, the several banks and other financial institutions or entities from time to time party thereto and Bank of America, N.A., as administrative agent, collateral agent, issuing lender and swingline lender, which amended and restated the Credit Agreement, dated as of October 18, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, including without limitation, by that certain Amendment No. 1, dated as of October 1, 2014, Amendment No. 2, dated as of February 14, 2017, Amendment No. 3, dated as of August 14, 2017, Amendment No. 4, dated as of February 14, 2018, Amendment No. 5, dated as of November 20, 2019, Amendment No. 6, dated as of May 8, 2020, and Amendment No. 7, dated as of October 8, 2020).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: July 28, 2021	By:	/s/ Michael C. Eklund
		Name:	Michael C. Eklund
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary